                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 1994 appearing on page 17 of RMI Titanium Company's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the use in the Prospectus of our report dated January 31, 1994 relating to the financial statements of RMI Titanium Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE
Pittsburgh, Pennsylvania
April 22, 1994